Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Oct. 31, 2012

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Reports Third-Quarter 2012 Financial Results

—	Third Quarter 2012 Net Income is $155 Million, $0.25 per Share

—	Adjusted Earnings are $161 Million, $0.25 per Share for 3Q 2012; $535 Million, $0.86 per Share for First Nine Months of 2012

—	Continued Fee-based Business Growth at Williams Partners Offset by Lower NGL Margins, Hurricane Isaac Impact

—	Gulf Olefins Drop-Down Strengthens Williams Partners, Increases Cash Distributions to Williams

—	Strong Dividend Growth Guidance Reaffirmed, Earnings Guidance Updated to Reflect Lower Expected Gathering Volume Growth Rate at Williams Partners, Gulf Olefins Drop-down, Other Items

Quarterly Summary Financial Information	3Q 2012		3Q 2011
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share
Income from continuing operations	$152	$0.25	$253	$0.43
Income from discontinued operations	3	—	19	0.03

Net income	$155	$0.25	$272	$0.46

Adjusted income from continuing operations*	$161	$0.25	$179	$0.30

Year-to-Date Summary Financial Information	YTD 2012		YTD 2011
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share
Income from continuing operations	$572	$0.93	$724	$1.21
Income from discontinued operations	138	0.22	96	0.16

Net income	$710	$1.15	$820	$1.37

Adjusted income from continuing operations*	$535	$0.86	$520	$0.87

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

TULSA, Okla. – Williams (NYSE: WMB) announced third-quarter 2012 unaudited net income attributable to Williams of $155 million, or $0.25 per share on a diluted basis, compared with net income of $272 million, or $0.46 per share on a diluted basis for third-quarter 2011.

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 1 of 10

Lower natural gas liquid (NGL) margins at Williams Partners drove the decline in net income during third-quarter 2012. Increased costs associated with developing businesses Williams Partners acquired earlier in the year and the absence of a $66 million income tax benefit in third-quarter 2011 related to undistributed earnings of certain foreign operations also contributed to the decline. These declines were partially offset by higher fee-based revenues at Williams Partners.

For the first nine months of 2012, Williams reported net income of $710 million, or $1.15 per share on a diluted basis, compared with net income of $820 million, or $1.37 per share, for the same time period in 2011.

The decline in NGL margins at Williams Partners and the absence of both a $124 million income tax benefit primarily associated with a federal settlement that was recorded during first-quarter 2011 and the previously described $66 million income tax benefit in third-quarter 2011 were the primary factors in the decline in net income for the year-to-date 2012 period. These items were partially offset by gains in 2012 associated with the sale of Williams’ former assets in Venezuela.

Prior-period results throughout this release have been recast to reflect the separation of Williams’ former exploration and production business on Dec. 31, 2011. The results of the former exploration and production business are reported in discontinued operations for 2011.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations was $161 million, or $0.25 per share, for third-quarter 2012, compared with $179 million, or $0.30 per share for third-quarter 2011.

The decline in adjusted earnings for the third quarter of 2012 is due to lower results at Williams Partners driven by the lower NGL margins in the third quarter and increased costs associated with developing businesses Williams Partners acquired earlier this year. Despite the lower results compared with third-quarter 2011, adjusted income from continuing operations increased 17 percent sequentially over the second-quarter 2012 results, which was $138 million, or $0.22 per share.

Year-to-date through Sept. 30, adjusted income from continuing operations was $535 million, or $0.86 per share, compared with $520 million, or $0.87 per share for the first nine months of 2011.

The increase in adjusted income from continuing operations for the first nine months of 2012 was due to improvement in the Midstream Canada & Olefins segment and decreased interest expense reflecting both corporate debt retirements

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 2 of 10

in December 2011 and increased capitalized interest associated with construction projects. Lower results in the Williams Partners segment significantly offset these benefits in the year-to-date period.

Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and is a non-GAAP measure. Reconciliation to the most relevant GAAP measure is attached to this news release.

Gulf Olefins Drop-down Transaction Strengthens Williams Partners, Supports Williams’ Dividend Growth Strategy

In a separate announcement today, Williams Partners and Williams announced an agreement for Williams Partners to acquire Williams’ 83.3-percent interest in the Geismar olefins production facility, as well as Williams’ refinery-grade propylene splitter and pipelines in the Gulf region, for approximately $2.36 billion. Williams Partners plans to fund the acquisition with the issuance to Williams of 42.8 million WPZ limited-partner units, $25 million in cash, and an increase to the general partner’s capital account to maintain Williams’ 2-percent general-partner interest.

Williams expects the transaction will result in increased distributions from Williams Partners for the limited-partner units it will receive as consideration for the transaction and related incentive distribution rights. The increased distributions from Williams Partners supports Williams’ dividend growth strategy. Additionally, Williams Partners will be responsible for the completion of the ongoing expansion of the Geismar facility. Williams Partners’ overall undivided ownership interest in Geismar following the expansion will be approximately 88 percent.

Please see the separate news release for more details on the drop-down transaction.

Williams Acquires Gulf Coast Pipelines, Plans Development of Petrochemical Services

Williams also recently agreed to acquire 12 idle pipelines from ExxonMobil (NYSE:XOM) in the Gulf Coast region. The acquired pipelines will be combined with an organic build-out of several projects that will expand Williams’ petrochemical services in the Gulf Coast region.

The projects include significant expansion of the company’s existing ethylene hub, the establishment of a propylene hub that will connect propylene customers with Mont Belvieu and establishment of an isobutane network that will connect to single-sourced or undersupplied customers. The company will also pursue additional projects using unused portions of the acquired pipelines. The projects are expected to be placed into service beginning in late 2014. The business associated with these services will be reservation-charge, fee-based transportation agreements with cash flows that support Williams’ dividend growth.

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 3 of 10

The capital expenditures for the acquisition, organic build out through 2014 and capitalized interest are approximately $480 million. This amount is included in Williams’ 2012-14 capital expenditure guidance.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“We continued to see the expected growth in Williams Partners’ fee-based business in the third quarter, but it was offset by continued unfavorable commodity prices and significant downtime in the Gulf Coast assets due to Hurricane Isaac’s impact on company owned and adjacent facilities.

“We are reaffirming our extraordinary dividend growth rate of 55 percent in 2012, followed by 20 percent growth rate in 2013 and 2014, despite the unfavorable near-term commodity price environment.

“Our earnings guidance has been updated to reflect the impact of lower gas prices on gathering volumes at Williams Partners, as well as the drop-down of the Gulf Olefins assets into Williams Partners. This drop-down transaction will strengthen Williams Partners’ cash flows and significantly increase the cash distributions that Williams receives from Williams Partners, providing support to our dividend growth rate.

“Our long-term outlook remains very strong. We continue to have visibility to a diverse set of attractive infrastructure projects across our businesses and remain bullish on long-term natural gas demand growth that will drive our fee-based revenues.

New Guidance Reflects Geismar Drop-Down, Lower Expected Growth Rate in Gathered Volumes, Other Items; Dividend Guidance Unchanged

Williams is updating its 2012-14 earnings and capital expenditure guidance to reflect the drop-down of the Geismar and Gulf Olefins assets to Williams Partners, as well as lower expected overall rate of growth in gathering volumes at Williams Partners and other items.

Williams’ previous guidance on dividends is unchanged. The company continues to expect to pay a full-year 2012 shareholder dividend of $1.20 per share, a 55 percent increase over 2011. As well, the company expects the full-year dividend it pays shareholders in each of 2013 and 2014 to increase by 20 percent – to $1.44 and $1.75 per share, respectively.

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 4 of 10

The company’s current commodity price assumptions and the corresponding guidance for its earnings and capital expenditures are displayed in the following table:

Commodity Price Assumptions and Financial Outlook

As of Oct. 31, 2012	2012			2013			2014
	Low	Mid	High	Low	Mid	High	Low	Mid	High
Commodity Price Assumptions
Ethane ($ per gallon)	$0.41	$0.44	$0.46	$0.45	$0.55	$0.65	$0.45	$0.55	$0.65
Propane ($ per gallon)	$0.97	$1.04	$1.10	$1.05	$1.25	$1.45	$1.05	$1.25	$1.45
Natural Gas—NYMEX ($/MMBtu)	$2.50	$2.50	$2.50	$2.75	$3.25	$3.75	$3.25	$3.75	$4.25
Ethylene Spot ($ per gallon)	$0.53	$0.56	$0.58	$0.40	$0.50	$0.59	$0.53	$0.63	$0.73
Crude Oil—WTI ($ per barrel)	$88	$93	$98	$70	$85	$100	$70	$85	$100
Crude to Gas Ratio	35.2x	37.2x	39.2x	25.5x	26.1x	26.7x	21.5x	22.5x	23.5x
NGL to Crude Oil Relationship (1)	41%	41%	41%	54%	52%	49%	54%	52%	49%
Average NGL Margins ($ per gallon)	$0.64	$0.67	$0.69	$0.64	$0.71	$0.78	$0.54	$0.63	$0.71
Composite Frac Spread ($ per gallon) (2)	$0.65	$0.70	$0.74	$0.68	$0.78	$0.87	$0.63	$0.73	$0.83

Capital & Investment Expenditures (millions)
Williams Partners	$5,665	$5,803	$5,940	$3,025	$3,225	$3,425	$1,700	$1,900	$2,100
Midstream Canada & Olefins	625	675	725	425	525	625	450	600	750
Other	35	35	35	35	35	35	25	25	25

Total Capital & Investment Expenditures	$6,325	$6,513	$6,700	$3,485	$3,785	$4,085	$2,175	$2,525	$2,875

Cash Flow from Operations (millions)	$1,750	$1,850	$1,950	$2,000	$2,200	$2,400	$2,850	$3,050	$3,250

Adjusted Segment Profit (millions) (3)
Williams Partners	$1,655	$1,725	$1,795	$1,950	$2,150	$2,350	$2,575	$2,800	$3,025
Midstream Canada & Olefins	250	300	350	50	100	150	75	150	225
Other	(5)	—	5	—	—	—	—	—	—

Total Adjusted Segment Profit	$1,900	$2,025	$2,150	$2,000	$2,250	$2,500	$2,650	$2,950	$3,250

Adjusted Segment Profit + DD&A (millions)
Williams Partners	$2,345	$2,435	$2,525	$2,720	$2,940	$3,160	$3,460	$3,705	$3,950
Midstream Canada & Olefins	275	330	385	75	130	185	110	190	270
Other	5	10	15	20	20	20	30	30	30

Total Adjusted Segment Profit + DD&A	$2,625	$2,775	$2,925	$2,815	$3,090	$3,365	$3,600	$3,925	$4,250

Adjusted Diluted Earnings Per Share (3)	$1.05	$1.15	$1.25	$1.05	$1.25	$1.45	$1.45	$1.70	$1.95

(1)	Average NGL margins are for Williams Partners’ midstream business; they do not reflect Midstream Canada & Olefins’ business.

(2)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.

(3)	Adjusted Segment Profit and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and are non-GAAP measures. Reconciliations to the most relevant GAAP measures are attached to this news release.

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 5 of 10

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Midstream Canada & Olefins, and Other. The Williams Partners segment includes the consolidated results of Williams Partners L.P. (NYSE:WPZ), and Midstream Canada & Olefins includes the results of Williams’ Canadian midstream and domestic olefins business.

Consolidated Segment Profit	3Q		YTD
Amounts in millions	2012	2011	2012	2011

Williams Partners	$373	$471	$1,200	$1,379
Midstream Canada & Olefins	72	73	243	219
Other	1	1	61	23

Consolidated Segment Profit	$446	$545	$1,504	$1,621

Adjusted Consolidated Segment Profit*	3Q		YTD
Amounts in millions	2012	2011	2012	2011

Williams Partners	$384	$477	$1,225	$1,388
Midstream Canada & Olefins	76	73	247	219
Other	1	1	8	12

Adjusted Consolidated Segment Profit	$461	$551	$1,480	$1,619

*	A schedule reconciling segment profit to adjusted segment profit (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; NGL fractionation; and oil transportation.

For third-quarter 2012, Williams Partners reported segment profit of $373 million, compared with $471 million for third-quarter 2011. Year-to-date through Sept. 30, Williams Partners reported $1.20 billion in segment profit, compared with $1.38 billion for the same period in 2011.

The decline in Williams Partners’ segment profit during the third quarter and year-to-date 2012 periods is due to a significant decline in NGL margins, which led to lower results in the partnership’s midstream business. Other factors, including higher expenses associated with developing businesses acquired earlier in the year, also contributed to the lower results in 2012. An increase in fee-based revenue, including a third-quarter 2012 increase of 12 percent in the partnership’s midstream business, partially offset the impacts of lower NGL prices and other factors.

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 6 of 10

Williams Partners
Key Operational Metrics	2011				2012
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q Change
Fee-based Revenues (millions)								Year-over-year	Sequential
Gas pipeline business	$361	$359	$368	$384	$384	$366	$372	1.1%	1.6%
Midstream business	217	230	249	248	258	274	278	11.6%	1.5%

Williams Partners Total	$578	$589	$617	$632	$642	$640	$650	5.3%	1.6%

NGL Margins
NGL margins (millions)	$207	$253	$234	$287	$242	$189	$167	-28.6%	-11.6%
NGL equity volumes (gallons in millions)	289	308	274	317	308	295	301	9.9%	2.0%
Per-unit NGL margins ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.79	$0.64	$0.55	-35.3%	-14.1%

The increase in fee-based revenues during third-quarter 2012 was primarily due to higher volumes in the Marcellus Shale area including new volumes on Williams Partners’ recently acquired Ohio Valley Midstream system and Susquehanna Supply Hub gathering assets, partially offset by unfavorable impacts related to Hurricane Isaac in the eastern Gulf of Mexico.

There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results in the partnership’s third-quarter 2012 financial results news release, which is also being issued today.

Midstream Canada & Olefins

Midstream Canada & Olefins includes Williams’ operations in the United States and Canada focused on recovering, transporting, storing and producing ethylene, propylene, NGLs and other related products.

Midstream Canada & Olefins reported segment profit of $72 million for third-quarter 2012, compared with $73 million for third-quarter 2011.

The slight decline in segment profit during third-quarter 2012 was due to lower Canadian NGL and propylene product margins driven by lower per-unit sales prices. Higher Geismar ethylene product margins resulting from lower feedstock costs substantially offset these impacts.

For the first nine months of 2012, Midstream Canada & Olefins reported segment profit of $243 million, compared with $219 million for the first nine months of 2011. The increase in segment profit for the first nine months of 2012 was primarily due to higher Geismar ethylene and other product sales margins. These items were partially offset by lower Canadian NGL and propylene product margins and higher operating and maintenance costs.

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 7 of 10

Other

The Other segment benefited from gains related to the 2010 sale of the company’s Accroven investment in Venezuela of $53 million in the year-to-date 2012 period and $11 million in the year-to-date 2011 period.

Third-Quarter Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ third-quarter 2012 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from CEO Alan Armstrong.

The company will host the third-quarter Q&A live webcast on Thursday, Nov. 1 at 9:30 a.m. EDT. A link to the live webcast of the event, as well as replays in both streaming and downloadable podcast formats, will be available at www.williams.com. A limited number of phone lines will be available at (800) 768-6570. International callers should dial (785) 830-1942.

Non-GAAP Measures

This press release includes certain financial measures – adjusted segment profit, adjusted income from continuing operations (“earnings”) and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted earnings, nor adjusted earnings per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas and

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 8 of 10

NGL production of more than 200,000 barrels per day. Williams owns approximately 66 percent of Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. The company’s headquarters is in Tulsa, Okla. More information is available at www.williams.com, where the company routinely posts important information.

# # #

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	The levels of dividends to stockholders;

—	Seasonality of certain business components;

—	Natural gas, natural gas liquids and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

—	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors;

—	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

—	Development of alternative energy sources;

—	The impact of operational and development hazards;

—

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

—	Risks associated with future weather conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 9 of 10

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE:WMB) • 3Q 2012 Financial Results • Oct. 31, 2012	Page 10 of 10

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

September 30, 2012

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$300	$171	$253	$79	$803	$287	$133	$152	$572

Income (loss) from continuing operations - diluted earnings per common share	$0.50	$0.29	$0.43	$0.13	$1.34	$0.47	$0.21	$0.25	$0.93

Adjustments:

Williams Partners
Acquisition and transition-related costs	$—	$—	$—	$—	$—	$—	$19	$4	$23
Loss related to Eminence storage facility leak	4	3	6	2	15	1	—	1	2
Impairment of certain assets	—	—	—	—	—	—	—	6	6
Gain on sale of certain assets	—	—	—	—	—	—	(6)	—	(6)
Gain on sale of base gas from Hester storage field	(4)	—	—	—	(4)	—	—	—	—

Total Williams Partners adjustments	—	3	6	2	11	1	13	11	25

Midstream Canada & Olefins (MC&O)
Loss due to Geismar furnace fire	—	—	—	—	—	—	—	4	4
Gulf Liquids litigation contingency accrual reduction	—	—	—	(19)	(19)	—	—	—	—

Total Midstream Canada & Olefins adjustments	—	—	—	(19)	(19)	—	—	4	4

Other
Gain from Venezuela investment	(11)	—	—	—	(11)	(53)	—	—	(53)

Total Other adjustments	(11)	—	—	—	(11)	(53)	—	—	(53)

Adjustments included in segment profit (loss)	(11)	3	6	(17)	(19)	(52)	13	15	(24)

Adjustments below segment profit (loss)
Early debt retirement costs - Corporate	—	—	—	271	271	—	—	—	—
Gulf Liquids litigation contingency interest accrual reduction - MC&O	—	—	—	(14)	(14)	—	—	—	—
Reorganization-related costs	—	—	—	—	—	—	6	6	12
Gain from Venezuela investment - related interest - Other	—	—	—	—	—	(10)	—	—	(10)
Interest income on note receivable from sale of Venezuela assets - Other	—	—	—	—	—	—	(3)	(2)	(5)
Allocation of adjustments to noncontrolling interests	—	(1)	(1)	(1)	(3)	—	(6)	(5)	(11)

	—	(1)	(1)	256	254	(10)	(3)	(1)	(14)

Total adjustments	(11)	2	5	239	235	(62)	10	14	(38)
Less tax effect for above items	4	(1)	(2)	(89)	(88)	11	(6)	(6)	(1)

Adjustments for tax-related items [1]	(124)	—	(77)	(15)	(216)	—	1	1	2

Adjusted income from continuing operations available to common stockholders	$169	$172	$179	$214	$734	$236	$138	$161	$535

Adjusted diluted earnings per common share [2]	$0.28	$0.29	$0.30	$0.36	$1.23	$0.39	$0.22	$0.25	$0.86

Weighted-average shares - diluted (thousands)	596,567	597,633	597,550	600,921	598,175	600,520	626,620	632,019	619,765

[1]	The first, third and fourth quarters of 2011 include federal settlements and an international revised assessment. The third quarter of 2011 includes an adjustment to reverse taxes on undistributed earnings of certain foreign operations that are now considered permanently reinvested.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues	$1,871	$1,984	$1,972	$2,103	$7,930	$2,019	$1,846	$1,752	$5,617
Segment costs and expenses:
Costs and operating expenses	1,311	1,398	1,392	1,463	5,564	1,351	1,350	1,226	3,927
Selling, general and administrative expenses	80	78	75	78	311	93	105	96	294
Other (income) expense - net	(6)	3	—	4	1	8	9	14	31

Total segment costs and expenses	1,385	1,479	1,467	1,545	5,876	1,452	1,464	1,336	4,252

Equity earnings (losses)	34	40	40	41	155	31	27	30	88
Income (loss) from investments	11	—	—	(4)	7	52	(1)	—	51

Total segment profit (loss)	531	545	545	595	2,216	650	408	446	1,504

Reclass equity earnings (losses)	(34)	(40)	(40)	(41)	(155)	(31)	(27)	(30)	(88)
Reclass income (loss) from investments	(11)	—	—	4	(7)	(52)	1	—	(51)
General corporate expenses	(47)	(45)	(48)	(47)	(187)	(40)	(50)	(43)	(133)

Operating income (loss)	439	460	457	511	1,867	527	332	373	1,232

Interest accrued	(156)	(155)	(153)	(134)	(598)	(141)	(140)	(140)	(421)
Interest capitalized	5	5	7	8	25	10	12	11	33
Investing income - net	44	40	43	41	168	100	30	33	163
Early debt retirement costs	—	—	—	(271)	(271)	—	—	—	—
Other income (expense) - net	6	(2)	—	7	11	(4)	3	—	(1)

Income (loss) from continuing operations before income taxes	338	348	354	162	1,202	492	237	277	1,006
Provision (benefit) for income taxes	(22)	109	33	4	124	133	71	77	281

Income (loss) from continuing operations	360	239	321	158	1,078	359	166	200	725
Income (loss) from discontinued operations	24	58	21	(520)	(417)	136	(1)	3	138

Net income (loss)	384	297	342	(362)	661	495	165	203	863
Less: Net income attributable to noncontrolling interests	63	70	70	82	285	72	33	48	153

Net income (loss) attributable to The Williams Companies, Inc.	$321	$227	$272	$(444)	$376	$423	$132	$155	$710

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$300	$171	$253	$79	$803	$287	$133	$152	$572
Income (loss) from discontinued operations	21	56	19	(523)	(427)	136	(1)	3	138

Net income (loss)	$321	$227	$272	$(444)	$376	$423	$132	$155	$710

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.50	$0.29	$0.43	$0.13	$1.34	$0.47	$0.21	$0.25	$0.93
Income (loss) from discontinued operations	0.04	0.09	0.03	(0.87)	(0.71)	0.23	—	—	0.22

Net income (loss)	$0.54	$0.38	$0.46	$(0.74)	$0.63	$0.70	$0.21	$0.25	$1.15

Weighted-average number of shares used in computations (thousands)	596,567	597,633	597,550	600,921	598,175	600,520	626,620	632,019	619,765

Common shares outstanding at end of period (thousands)	587,990	588,637	588,955	591,505	591,505	595,271	626,563	627,093	627,093
Market price per common share (end of period)	$31.18	$30.25	$24.34	$33.02	$33.02	$30.81	$28.82	$34.97	$34.97

Common dividends per share	$0.125	$0.200	$0.200	$0.250	$0.775	$0.25875	$0.300	$0.3125	$0.87125

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Adjusted Segment Profit (Loss)

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Segment profit (loss):

Williams Partners	$437	$471	$471	$517	$1,896	$488	$339	$373	$1,200
Midstream Canada & Olefins	74	72	73	77	296	103	68	72	243
Other	20	2	1	1	24	59	1	1	61

Total segment profit (loss)	$531	$545	$545	$595	$2,216	$650	$408	$446	$1,504

Adjustments:

Williams Partners	$—	$3	$6	$2	$11	$1	$13	$11	$25
Midstream Canada & Olefins	—	—	—	(19)	(19)	—	—	4	4
Other	(11)	—	—	—	(11)	(53)	—	—	(53)

Total segment adjustments	$(11)	$3	$6	$(17)	$(19)	$(52)	$13	$15	$(24)

Adjusted segment profit (loss):

Williams Partners	$437	$474	$477	$519	$1,907	$489	$352	$384	$1,225
Midstream Canada & Olefins	74	72	73	58	277	103	68	76	247
Other	9	2	1	1	13	6	1	1	8

Total adjusted segment profit (loss)	$520	$548	$551	$578	$2,197	$598	$421	$461	$1,480

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in investing income - net in the Consolidated Statement of Income. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues	$1,579	$1,671	$1,673	$1,806	$6,729	$1,685	$1,583	$1,527	$4,795

Segment costs and expenses:

Costs and operating expenses	1,107	1,167	1,172	1,240	4,686	1,137	1,163	1,089	3,389
Selling, general, and administrative expenses	71	70	66	69	276	85	95	86	266
Other (income) expense - net	(11)	(1)	4	21	13	5	13	9	27

Total segment costs and expenses	1,167	1,236	1,242	1,330	4,975	1,227	1,271	1,184	3,682

Equity earnings	25	36	40	41	142	30	27	30	87

Reported segment profit	437	471	471	517	1,896	488	339	373	1,200
Adjustments	—	3	6	2	11	1	13	11	25

Adjusted segment profit	$437	$474	$477	$519	$1,907	$489	$352	$384	$1,225

Midstream Canada & Olefins

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Olefin and NGL production sales	$290	$305	$305	$290	$1,190	$323	$249	$210	$782
Marketing sales	67	74	63	70	274	67	47	47	161
Other revenues	6	5	8	9	28	9	8	10	27

	363	384	376	369	1,492	399	304	267	970
Intrasegment eliminations	(47)	(37)	(50)	(46)	(180)	(54)	(33)	(36)	(123)

Total revenues	316	347	326	323	1,312	345	271	231	847

Segment costs and expenses:
Olefin and NGL production cost of goods sold	186	200	198	195	779	190	146	96	432
Marketing cost of goods sold	66	73	64	71	274	65	49	48	162
Operating costs	23	29	38	27	117	29	32	37	98
Other:
Selling, general and administrative expenses	8	9	8	10	35	9	10	10	29
Other (income) expense - net	6	1	(5)	(11)	(9)	3	(1)	4	6
Intrasegment eliminations	(47)	(37)	(50)	(46)	(180)	(54)	(33)	(36)	(123)

Total segment costs and expenses	242	275	253	246	1,016	242	203	159	604

Reported segment profit	74	72	73	77	296	103	68	72	$243
Adjustments	—	—	—	(19)	(19)	—	—	4	4

Adjusted segment profit	$74	$72	$73	$58	$277	$103	$68	$76	$247

Operating statistics

Geismar ethylene sales volumes (million lbs)	272	254	270	242	1,038	284	250	263	797
Canadian propylene sales volumes (million lbs)	38	26	38	37	139	41	30	42	113
Canadian NGL sales volumes (million gallons)*	45	32	38	48	163	47	26	39	112

*	NGL products include: propane, normal butane, isobutane/butylene (butylene), and condensate.

Capital Expenditures and Investments

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Capital expenditures:
Williams Partners	$156	$153	$285	$397	$991	$256	$485	$547	$1,288
Midstream Canada & Olefins	45	48	39	72	204	68	104	180	352
Other	6	5	13	8	32	5	4	3	12
Discontinued operations	319	362	402	486	1,569	—	—	—	—

Total*	$526	$568	$739	$963	$2,796	$329	$593	$730	$1,652

Purchase of businesses:
Williams Partners	$—	$—	$31	$—	$31	$325	$1,724	$—	$2,049
Midstream Canada & Olefins	—	—	10	—	10	—	—	—	—

Total	$—	$—	$41	$—	$41	$325	$1,724	$—	$2,049

Purchase of investments:
Williams Partners	$36	$65	$39	$57	$197	$48	$136	$98	$282
Other	2	23	—	—	25	—	—	—	—
Discontinued operations	4	2	2	3	11	—	—	—	—

Total	$42	$90	$41	$60	$233	$48	$136	$98	$282

Summary:
Williams Partners	$192	$218	$355	$454	$1,219	$629	$2,345	$645	$3,619
Midstream Canada & Olefins	45	48	49	72	214	68	104	180	352
Other	8	28	13	8	57	5	4	3	12
Discontinued operations	323	364	404	489	1,580	—	—	—	—

Total	$568	$658	$821	$1,023	$3,070	$702	$2,453	$828	$3,983

Cumulative summary:
Williams Partners	$192	$410	$765	$1,219	$1,219	$629	$2,974	$3,619	$3,619
Midstream Canada & Olefins	45	93	142	214	214	68	172	352	352
Other	8	36	49	57	57	5	9	12	12
Discontinued operations	323	687	1,091	1,580	1,580	—	—	—	—

Total	$568	$1,226	$2,047	$3,070	$3,070	$702	$3,155	$3,983	$3,983

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$482	$604	$828	$1,039	$2,953	$371	$628	$785	$1,784
Purchase of businesses	—	—	41	—	41	325	1,724	—	2,049
Purchase of investments	42	90	41	60	233	48	136	98	282

Total	$524	$694	$910	$1,099	$3,227	$744	$2,488	$883	$4,115

*Increases to property, plant, and equipment	$482	$604	$828	$1,039	$2,953	$371	$628	$785	$1,784
Changes in related accounts payable and accrued liabilities	44	(36)	(89)	(76)	(157)	(42)	(35)	(55)	(132)

Capital expenditures	$526	$568	$739	$963	$2,796	$329	$593	$730	$1,652

Depreciation, Depletion, and Amortization and Other Selected Financial Data

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Depreciation, depletion, and amortization:
Williams Partners	$150	$154	$155	$152	$611	$156	$168	$179	$503
Midstream Canada & Olefins	6	7	6	7	26	7	6	12	25
Other	6	5	6	7	24	5	7	5	17
Discontinued operations	219	237	251	246	953	—	—	—	—

Total	$381	$403	$418	$412	$1,614	$168	$181	$196	$545

Other selected financial data:
Cash and cash equivalents	$883	$1,130	$946	$889	$889	$1,100	$679	$996	$996
Total assets	$25,083	$25,705	$26,146	$16,502	$16,502	$17,790	$20,267	$21,263	$21,263
Capital structure:
Debt
Current	$532	$383	$361	$353	$353	$329	$4	$2	$2
Noncurrent	$8,577	$8,925	$9,022	$8,369	$8,369	$8,366	$9,033	$9,512	$9,512
Stockholders’ equity	$7,052	$7,231	$7,412	$1,296	$1,296	$2,622	$2,961	$3,092	$3,092
Debt to debt-plus-stockholders’ equity ratio	56.4%	56.3%	55.9%	87.1%	87.1%	76.8%	75.3%	75.5%	75.5%

2012 Forecast Guidance—Reported to Adjusted

	October 30 Guidance
	Reported			Adjustment	Adjusted
(Dollars in millions, except earnings per share)	Low — High			Items	Low — High
Segment profit	$1,924	—	$2,174	$(24)	$1,900	—	$2,150
Net interest expense	(495)	—	(505)	—	(495)	—	(505)
General corporate/other/rounding	(137)	—	(152)	(3)	(140)	—	(155)

Pretax income	1,292	—	1,517	(27)	1,265	—	1,490
Provision for income tax	(381)	—	(436)	1	(380)	—	(435)

Income from continuing operations	$911	—	$1,081	$(26)	$885	—	$1,055
Net income attributable to noncontrolling interests	(214)	—	(259)	(11)	(225)	—	(270)

Amounts attributable to Williams:
Income from continuing operations	$697	—	$822	$(37)	$660	—	$785
Diluted EPS	$1.11	—	$1.31		$1.05	—	$1.25

Segment Profit Guidance—Reported to Adjusted

	2012 Guidance			2013 Guidance			2014 Guidance
(Dollars in millions)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,630	$1,700	$1,770	$1,950	$2,150	$2,350	$2,575	$2,800	$3,025
Midstream Canada & Olefins	246	296	346	50	100	150	75	150	225
Other	48	53	58	—	—	—	—	—	—

Total Reported segment profit	$1,924	$2,049	$2,174	$2,000	$2,250	$2,500	$2,650	$2,950	$3,250

Adjustments:
Total Williams Partners adjustments	$25	$25	$25	$—	$—	$—	$—	$—	$—
Total Midstream Canada & Olefins adjustments	4	4	4	—	—	—	—	—	—
Total Other adjustments	(53)	(53)	(53)	—	—	—	—	—	—

Total Adjustments	$(24)	$(24)	$(24)	$—	$—	$—	$—	$—	$—

Adjusted segment profit:
Williams Partners (WPZ)	$1,655	$1,725	$1,795	$1,950	$2,150	$2,350	$2,575	$2,800	$3,025
Midstream Canada & Olefins	250	300	350	50	100	150	75	150	225
Other	(5)	—	5	—	—	—	—	—	—

Total Adjusted segment profit	$1,900	$2,025	$2,150	$2,000	$2,250	$2,500	$2,650	$2,950	$3,250

Note: Amounts reflect dropdown of Geismar from MC&O to WPZ in November 2012.

Reconciliation of Forecasted Reported Income from Continuing Operations to Adjusted Income from Continuing Operations

	2012 Guidance			2013 Guidance			2014 Guidance
(Dollars in millions, except earnings per share)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported income from continuing operations	$697	$760	$822	$670	$798	$925	$935	$1,095	$1,255

Adjustments—pretax	(38)	(38)	(38)	—	—	—	—	—	—

Less taxes	1	1	1	—	—	—	—	—	—

Adjustments—after tax	(37)	(37)	(37)	—	—	—	—	—	—

Adjusted income from continuing ops	$660	$723	$785	$670	$798	$925	$935	$1,095	$1,255

Adjusted diluted EPS	$1.05	$1.15	$1.25	$1.05	$1.25	$1.45	$1.45	$1.70	$1.95

Note: All amounts attributable to Williams

Segment Revenues

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues
Fee-based revenues from gas pipeline business	$361	$359	$368	$384	$1,472	$384	$366	$372	$1,122
Fee-based revenues from midstream business	217	230	249	248	944	258	274	278	810
Tracked revenues from gas pipeline business	50	48	61	42	201	38	33	40	111
Commodity-based revenues from midstream business	1,441	1,608	1,542	1,759	6,350	1,520	1,341	1,265	4,126
Other/Elims	(490)	(574)	(547)	(627)	(2,238)	(515)	(431)	(428)	(1,374)

Total Williams Partners revenue	$1,579	$1,671	$1,673	$1,806	$6,729	$1,685	$1,583	$1,527	$4,795